UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2021

Rivulet Media, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-32201 (Commission File Number)	33-0824714 (IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296
 (Address of Principal Executive Offices) (Zip Code)

(480) 225-4052
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Rivulet Media, Inc. (the “Company”) and Daniel Crosser entered into an Amendment to Promissory Note effective as of January 31, 2021, that amends the promissory note executed by the Company and payable to Mr. Crosser in the principal amount of $40,000 originally due on January 31, 2021. The amendment extends the maturity date of the note to June 30, 2021.

The Company and Lawrence Silver entered into an Amendment to Promissory Note effective as of January 31, 2021, that amends the promissory note executed by the Company and payable to Mr. Silver in the principal amount of $70,000 originally due on January 31, 2021. The amendment extends the maturity date of the note to June 30, 2021.

The Company and Mr. Crosser entered into an Amendment to Promissory Note effective as of February 8, 2021, that amends the promissory note executed by the Company and payable to Mr. Crosser in the principal amount of $200,000 originally due on February 8, 2021. The amendment extends the maturity date of the note to June 30, 2021.

The descriptions of the amendments are only summaries of the material terms of the amendments, do not purport to be complete descriptions of the amendments, and are qualified in their entirety by reference to the amendments, a form of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Amendment to Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021

Rivulet Media, Inc., a Delaware corporation

By:	/s/ Michael Witherill
Michael Witherill, President and CFO

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